Exhibit 5

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 1 to Statement on Schedule 13D, dated June 9, 2017, with respect to the common stock of Xenith Bankshares, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 9, 2017

BANKCAP EQUITY FUND, LLC

By:	/s/ Scott A. Reed
Name:	Scott A. Reed Managing Member

BANKCAP PARTNERS GP, L.P.

By:	/s/ BankCap Equity Fund, LLC, its general partner

By:	/s/ Scott A. Reed
Name:	Scott A. Reed Managing Member

BANKCAP PARTNERS FUND I, L.P.

By:	/s/ BankCap Partners GP, L.P., its general partner

By:	/s/ BankCap Equity Fund, LLC, its general partner

By:	/s/ Scott A. Reed
Name:	Scott A. Reed Managing Member

BCP FUND I VIRGINIA HOLDINGS, LLC

By:	/s/ BankCap Partners Fund I, L.P., its sole member

By:	/s/ BankCap Partners GP, L.P., its general partner

By:	/s/ BankCap Equity Fund, LLC, its general partner

By:	/s/ Scott A. Reed
Name:	Scott A. Reed Managing Member

BRIAN D. JONES

By:	*
Name:	Brian D. Jones

SCOTT A. REED

By:	*
Name:	Scott A. Reed

PALMER P. GARSON

By:	*
Name:	Palmer P. Garson

T. GAYLON LAYFIELD, III

By:	*
Name:	T. Gaylon Layfield, III

ROBERT J. MERRICK

By:	*
Name:	Robert J. Merrick

WELLINGTON W. COTTRELL, III

By:	*
Name:	Wellington W. Cottrell, III

RONALD E. DAVIS

By:	*
Name:	Ronald E. Davis

THOMAS W. OSGOOD

By:	/s/ Thomas W. Osgood
Name:	Thomas W. Osgood

*By:	/s/ Thomas W. Osgood
Name:	Thomas W. Osgood Attorney-in-Fact